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                                                                    Exhibit 3.20

                                     BYLAWS

                                       OF

                         ADVANCE AIRCRAFT COMPANY, INC.


                                    ARTICLE I

                                  Stockholders
                                  ------------

     The stockholders of the Company shall be those who appear on the books of the Company as holders of one or more shares of the capital stock, and the records of the Company shall be the only evidence as to who are the stockholders.

                                   ARTICLE II

                           Meeting of the Stockholders
                           ---------------------------

     Section 1. The annual meeting of the stockholders of the Company shall be
     ---------
held in the second week of May on a day that is not a legal holiday, at the office of the Company, unless otherwise stated in the notice of the meeting.

     Section 2. Special meetings of the stockholders may be called by the Chief
     ---------
Executive Officer, the Board of Directors or the holders of not less than one-third of all of the shares entitled to vote at such meeting.

     Section 3. Notices of meetings of the stockholders and waivers of such
     ---------
notices shall be given or accepted in accordance with the appropriate provisions of the Virginia Stock Corporation Act.

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                                   ARTICLE III

                               Board of Directors
                               ------------------

     Section 1. The business and affairs of the Company shall be managed by a
     ---------
Board of Directors subject to any requirement of stockholder action required by law. The Board of Directors shall be composed of four (4) members. This number may be changed at any time by amendment of these bylaws.

     Section 2. The Directors shall be elected at each annual meeting of the
     ---------
stockholders.

     Section 3. The Board of Directors shall hold its meetings at such time and
     ---------
place as it may designate, or in absence of designation by the Board of Directors, at such place as shall be designated in the notice, and a meeting may be called at any time by the President, or by any director. Reasonable notice of the time and place of each meeting of the directors shall be given to all directors. A majority of the qualified members shall constitute a quorum.

     Section 4. The Directors may participate in meetings of the Board of
     ---------
Directors by, and such meetings may be conducted through, the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. Directors so participating are deemed to be present in person at the meeting and will be counted in determining whether a quorum is present.

                                   ARTICLE IV

                                    Officers
                                    --------

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     4.1  Election of Officers; Terms. The officers of the Company shall consist
          ---------------------------
of a Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer. Other officers, including one or more Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. Any two officers may be combined in the same person as the Board of Directors may determine.

     The officers of the Company shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

                                    ARTICLE V

                                    Chairman
                                    --------

     The Chairman shall preside at all meetings of the Board of Directors and shall have and may exercise such further powers and duties conferred by these Bylaws. The Board of Directors may also designate a Vice Chairman to serve as and perform all duties of the Chairman in the Chairman's absence.

                                   ARTICLE VI

                             Chief Executive Officer
                             -----------------------

     The Chief Executive Officer shall be the chief executive officer of the Company and

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shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Company and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a Director, and, except as otherwise provided in these Bylaws or in the resolutions establishing any committee, he shall be ex officio a member of all
                                                    -- -------
committees of the Board. In the absence of the Chairman and the Vice Chairman of the Board, or if there are no such officers, the Chief Executive Officer shall preside at all corporate meetings. He may sign and execute in the name of the Company share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors.

                                   ARTICLE VII

                                    President
                                    ---------

     The President and each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him by the Chief Executive Officer or the Board of Directors. The President and any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts and other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chief Executive Officer to some other officer or

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agent of the Company or shall be required by law or otherwise to be signed or executed.


                                  ARTICLE VIII

                             Chief Financial Officer
                             -----------------------

     The Chief Financial Officer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit all monies and securities of the Company in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer may sign and execute in the name of the Company share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed.

                                   ARTICLE IX

                                    Secretary
                                    ---------

     The Secretary shall act as secretary of all meetings of the Board of Directors and

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shareholders of the Company. When requested, he shall also act as secretary of the meetings of the committees, if any, of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Company are duly given and served; shall have custody of the seal of the Company and shall affix the seal or cause it to be affixed to all share certificates of the Company and to all documents the execution of which on behalf of the Company under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Company relating to its organization and management as a corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

                                    ARTICLE X

                                    Treasurer
                                    ---------

     The Treasurer shall have such powers and duties as may from time to time be assigned to him by the Chief Financial Officer or the Board of Directors.

                                   ARTICLE XI

                                    Dividends
                                    ---------

     The Board of Directors of the Company may, from time to time, declare and the Company may pay, dividends on its shares only in accordance with the provisions of Section 13.1-653 of the Virginia Stock Corporation Act.

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                                   ARTICLE XII

                                 Corporate Seal
                                 --------------

     The corporate seal of the Company shall be impressed upon the margin of this page.

     The foregoing Bylaws of Advance Aircraft Company, Inc. were duly adopted by unanimous consent of the Directors in lieu of the organizational meeting of the Board of Directors of the Company effective November 26, 2001.

                                           /s/ Eric M. Margolin
                                           --------------------------------
                                           Eric M. Margolin
                                           Secretary

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